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                                                                    EXHIBIT 23.2

Consent of independent public accountants



As independent public accountants, we hereby consent to the use of our reports included in this registration statement and to the incorporation by reference in this registration statement of our reports dated January 24, 2001 incorporated by reference in Zomax Incorporated and Subsidiaries' Form 10-K for the year ended December 29, 2000 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP


Minneapolis, Minnesota,
March 19, 2002